EXHIBIT 21.1

LIST OF SUBSIDIARIES

Name of Subsidiary	Jurisdiction of Organization	Name under Which Subsidiary Does Business
Harbor Acquisition Security Corporation	Massachusetts	Non-operating subsidiary